EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Peck, President of The Relative Value Fund, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended March 31, 2019 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

 /s/ Michael Peck

Michael Peck

President and Principal Executive Officer

June 7, 2019

I, Chad Eisenberg, Treasurer of The Relative Value Fund, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended March 31, 2019 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

 /s/ Chad Eisenberg

Chad Eisenberg

Treasurer and Principal Financial Officer

June 7, 2019

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.

** Signatures on this page are for all the series

•	The Relative Value Fund
•	Vivaldi Opportunities Fund